Exhibit 99.1

Delek US Holdings Reports First Quarter 2009 Results

BRENTWOOD, Tenn.--(BUSINESS WIRE)--May 7, 2009--Delek US Holdings, Inc. (NYSE: DK), a diversified energy company with assets in the petroleum refining, marketing and retail industries, today announced financial results for the first quarter 2009.

Results for the three months ended Mar. 31, 2009 were impacted by a fire at the Company’s Tyler, Texas refinery which occurred on Nov. 20, 2008. To date, the Tyler refinery has restarted most major units and is currently in the final phase of the refinery start-up process.

Delek US reported net income from continuing operations of $1.6 million, or $0.03 per diluted share, in the first quarter 2009, versus a net loss from continuing operations of $5.2 million, or ($0.10) per basic share, in the first quarter 2008. Excluding special items, the Company reported an adjusted net loss from continuing operations of $2.5 million, or ($0.05) per basic share.

During the first quarter 2009, Delek US recorded income of $30.6 million related to claims under the Company’s property damage and business interruption insurance policies. In addition, since the start of the second quarter 2009, the Company has received cash payments of $25 million and, to date, has received approvals for payments of an additional $18 million. The Company anticipates substantial additional insurance proceeds to be forthcoming as it finalizes claims.

Delek US estimates that the proceeds paid on business interruption claims generated during the first quarter 2009 should be positively impacted by a 5-3-2 Gulf Coast crack spread of $9.14, in addition to a significant deepening of the West Texas Intermediate (WTI) crude oil contango market structure, which averaged more than $4.50 during the first quarter 2009. As a refinery that purchases and processes WTI as its primary feedstock – currently one the cheapest sweet crudes in the world – Tyler is well positioned to benefit from a contango market structure which has continued into the second quarter 2009.

“We are pleased to announce that we have restarted most of the major units at our Tyler refinery and are currently producing and selling distillate products,” stated Uzi Yemin, President and Chief Executive Officer of Delek US. “Today, the Tyler refinery is more efficient and operationally versatile than ever before, due in large part to our considerable investment in a series of value enhancing capital projects which we began in November 2008. Having finished the turnaround and the bulk of the crude optimization projects, Tyler is well-positioned to remain a key profit center for Delek US, going forward.”

Retail Segment

Retail segment contribution margin declined to $7.0 million in the first quarter 2009, compared to $9.9 million in the first quarter 2008. Retail fuel margins returned to more normalized levels during the first quarter, in-line with the historical seasonal trend of years past.

First quarter 2009 retail fuel margins were 11.0 cents per gallon, compared to 12.6 cents per gallon in the first quarter 2008. Although same-store retail fuel gallons sold declined by 2.1 percent in the first quarter 2009, the year-over-year change in the same-store gasoline gallons sold in the first quarter 2009, excluding the impact of leap year, increased approximately 1 percent.

Delek US reported a 4.5 percent same-store merchandise sales decline in the first quarter 2009, attributable to lower sales of several food-related categories, including dairy and soft drinks, in addition to a general reduction in discretionary consumer spending. Merchandise margin for the three months ended Mar. 31, 2009 was 31.9 percent, versus 32.2 percent in the first quarter 2008.

During the second quarter 2009, the retail segment intends to reimage more than 20 stores. Through Mar. 31, 2009, the retail segment had reimaged approximately 20 percent of the Company’s total store base.

During the fourth quarter 2008, the Company’s Virginia operations were reclassified to discontinued operations and the assets and liabilities associated with remaining stores are reflected as held for sale for all periods. As of Mar. 31, 2009, the Company had sold 24 of the 36 Virginia-based stores held for sale, including 12 locations which were sold during the first quarter 2009.

Refining Segment

Refining contribution margin increased to $19.4 million in the first quarter 2009, compared to $7.6 million in the first quarter 2008. Refining segment financial results for the three months ended March 31, 2009 are not comparable to the prior year due to a fire at the Tyler refinery which kept the facility offline for the duration of the first quarter 2009.

Delek US carries approximately $1 billion in combined limits to insure against property damage and business interruption. During the first quarter 2009, the Company recorded $9.5 million of income on property damage insurance claims and $21.1 million of income on business interruption insurance claims. The $9.5 million recorded on property damage was partially offset by $7.9 million of expenses related to the rebuild of fire damaged units, the demolition of fire affected areas and emergency response services related to the November incident.

In May 2009, the Company completed the reconstruction of units partially damaged in the November incident, including the saturates gas plant, naphtha hydrotreater and the control room. Concurrent with the rebuild of the damaged units, the Company completed most of the work on its crude optimization projects and fully completed a maintenance turnaround, both of which were previously scheduled for the fourth quarter 2009.

Marketing Segment

Marketing segment contribution margin was $5.0 million in the first quarter 2009, compared to $6.4 million in the first quarter 2008. First quarter marketing segment contribution margin includes $3.1 million of intercompany marketing fees paid by the refining segment to the marketing segment.

On Mar. 31, 2009, the Company completed the intra-company transfer of certain pipeline and storage assets from the Company’s refining segment to the Company’s marketing segment for total cash consideration of $29.7 million. Under the terms of the deal, the marketing segment will assume the operation of two pipelines, in addition to 11 storage tanks with 900,000 barrels of shell storage.

The Company anticipates this transaction will shift approximately $6 million in contribution margin from refining to marketing on annual basis subject to crude throughput levels, going forward. The strategic intent of this transaction is to move ahead with a long-term plan to consolidate the Company’s marketing and transportation assets under a single logistics arm.

Reconciliation of Special Items

During the first quarter 2009, Delek US provided the following reconciliation schedule in calculating adjusted net income for the three months ended Mar. 31, 2009. The following two items are excluded in the calculation of first quarter 2009 adjusted net income:

  $4.8 million pre-tax gain associated with the increase in value of our inventory to market prices as of Mar. 31, 2009
  $1.6 million pre-tax gain calculated on the difference between the $9.5 million recorded on property damage and $7.9 million in related expenses
	First Quarter 2009
	Pre-Tax	After-Tax	After Tax EPS
Dollars in Millions (Except EPS)	Income	Income	Diluted

Unadjusted from Continuing Operations
Continuing Operations	2.7	1.6	0.03
Discontinued Operations	(2.4)	(1.5)	(0.03)
Total	0.3	0.1	0.00

Adjustments:
Income:
Inventory Gain (Refining Segment)	4.8	3.1	0.06
Property Damage Gain (Refining Segment)	1.6	1.0	0.02
Total	6.4	4.1	0.08

Adjusted from Continuing Operations	(3.7)	(2.5)	(0.05)
Discontinued Operations	(2.4)	(1.5)	(0.03)
Adjusted Total	(6.1)	(4.0)	(0.08)

First Quarter 2009 - Conference Call Information

The Company will hold a conference call to discuss its first quarter 2009 results today at 12:00 p.m. (noon) CT. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.DelekUS.com and clicking on the Investor Relations tab, at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available through May 21, 2009 by dialing (800) 642-1687, passcode 96326993. An archived version of the replay will also be available on Delek’s website for 90 days.

About Delek US Holdings, Inc.

Delek US Holdings, Inc. is a diversified energy business focused on petroleum refining, marketing and supply of refined products, and retail marketing of fuel and general merchandise. The refining segment operates a high conversion, independent refinery, with a design crude distillation capacity of 60,000 barrels per day, in Tyler, Texas. The marketing and supply segment markets refined products through its terminals in Abilene, Texas and San Angelo, Texas as well as other third party terminals. The retail segment markets gasoline, diesel and other refined petroleum products and convenience merchandise through a network of company-operated retail fuel and convenience stores, operated under the MAPCO Express®, MAPCO Mart®, East Coast®, Discount Food Mart™, Fast Food and Fuel™ and Favorite Markets® brand names.

Safe Harbor Provisions Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning our current estimates, expectations and projections about our future results, performance, prospects and opportunities and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws.

Investors are cautioned that the following important factors, among others, may affect these forward-looking statements. These factors include but are not limited to: our competitive position and the effects of competition; the projected growth of the industry in which we operate; changes in the scope, costs, and/or timing of capital projects; losses from derivative instruments; management’s ability to execute its strategy of growth through acquisitions and transactional risks in acquisitions; general economic and business conditions, particularly levels of spending relating to travel and tourism or conditions affecting the southeastern United States; risks and uncertainties with the respect to the quantities and costs of crude oil, the costs to acquire feedstocks and the price of the refined petroleum products we ultimately sell; potential conflicts of interest between our majority stockholder and other stockholders; and other risks contained in our filings with the Securities and Exchange Commission.

Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Delek US undertakes no obligation to update or revise any such forward-looking statements.

Delek US Holdings, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except share and per share data)

	March 31,	December 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$55.2	$15.3
Accounts receivable	26.8	45.4
Inventory	81.5	80.2
Assets held for sale	10.1	20.9
Other current assets	33.2	38.8
Total current assets	206.8	200.6

Property, plant and equipment:
Property, plant and equipment	788.7	708.9
Less: accumulated depreciation	(136.1)	(127.2)
Property, plant and equipment, net	652.6	581.7

Goodwill	77.5	77.5
Other intangibles, net	9.7	10.0
Minority investment	131.6	131.6
Other non-current assets	15.7	15.8
Total assets	$1,093.9	$1,017.2

Liabilities and shareholders' equity
Current liabilities:
Accounts Payable	$120.2	$68.0
Current portion of long-term debt and capital lease obligations	32.3	68.9
Note payable	15.0	15.0
Liabiities associated with assets held for sale	0.2	0.2
Accrued expenses and other current liabilities	31.4	34.1
Total current liabilities	199.1	186.2

Non-current liabilities:
Long-term debt and capital lease obligations, net of current portion	269.3	202.1
Environmental liabilites, net of current portion	4.4	5.2
Asset retirement obligations	6.7	6.6
Deferred tax liabilities	69.6	71.1
Other non-current liabilities	11.9	12.2
Total non-current liabilities	361.9	297.2

Shareholders' equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.01 par value, 110,000,000 shares authorized, 53,682,570 shares issued and outstanding at both March 31, 2009 and December 31, 2008	0.5	0.5
Additional paid-in capital	278.8	277.8
Accumulated other comprehensive loss	(0.6)	(0.6)
Retained earnings	254.2	256.1
Total shareholders' equity	532.9	533.8
Total liabilities and shareholders' equity	$1,093.9	$1,017.2

Delek US Holdings, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except share and per share data)

	For the Three Months Ended March 31,
	2009	2008

Net Sales	$352.7	$1,166.1
Operating costs and expenses:
Cost of goods sold	299.2	1,084.7
Operating expenses	44.1	54.7
Insurance proceeds - business interruption	(21.1)	-
Property damage proceeds, net	(1.6)	-
General and administrative expenses	14.6	13.1
Depreciation and amortization	10.2	9.0
Total operating costs and expenses	345.4	1,161.5
Operating income	7.3	4.6
Interest expense	4.7	6.0
Interest income	(0.1)	(1.1)
Loss from equity method investment	-	6.5
Other expenses, net	-	0.8
Total non-operating costs and expenses	4.6	12.2
Income (loss) from continuing operations before income tax expense (benefit)	2.7	(7.6)
Income tax expense (benefit)	1.1	(2.4)
Income (loss) from continuing operations	1.6	(5.2)
(Loss) income from discontinued operations, net of tax	(1.5)	0.2
Net income (loss)	$0.1	$(5.0)

Basic earnings per share
Income from continuing operations	$0.03	$(0.10)
Income from discontinued operations	(0.03)	0.01
Total basic earnings per share	$-	$(0.09)

Diluted earnings per share
Income from continuing operations	$0.03	$(0.10)
Income from discontinued operations	(0.03)	0.01
Total diluted earnings per share	$-	$(0.09)

Weighted average common shares outstanding:
Basic	53,682,070	53,668,058
Diluted	54,381,893	53,668,058

Dividends declared and paid per common share outstanding	$0.0375	$0.0375

Adjusted earnings per share from continuing operations	$(0.05)	$(0.10)
Earnings per share from discontinued operations	(0.03)	0.01
Adjusted earnings per share	$(0.08)	$(0.09)

Delek US Holdings, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Three Months Ended March 31,
	2009	2008
Cash Flow Data
Cash flows provided by operating activities:	$87.5	$60.4
Cash flows (used in) provided by investing activities:	(73.7)	8.6
Cash flows provided by (used in) financing activities:	26.1	(34.4)
Net increase in cash and cash equivalents	$39.9	$34.6

Delek US Holdings, Inc.
Segment Data
(In millions)

	As of and For the Three Months Ended March 31, 2009
				Corpororate, Other
	Refining	Retail	Marketing	and Eliminations	Consolidated
Net sales (excluding intercompany marketing fees and sales)	$4.0	$280.0	$68.5	$0.2	$352.7
Intercompany marketing fees and sales	(3.1)	-	3.1	-	-
Operating costs and expenses:
Cost of goods sold	(8.0)	241.3	66.4	(0.5)	299.2
Operating expenses	12.2	31.7	0.2	-	44.1
Insurance proceeds - business interruption	(21.1)				(21.1)
Property damage proceeds, net	(1.6)				(1.6)
Segment contribution margin	$19.4	$7.0	$5.0	$0.7	32.1
General and administrative expense					14.6
Depreciation and amortization					10.2
Operating income					$7.3

Total assets	$408.6	$457.0	$61.1	$167.2	$1,093.9

Capital spending (excluding business combinations)	$79.9	$0.9	$-	$-	$80.8

	As of and For the Three Months Ended March 31, 2008
				Corpororate, Other
	Refining	Retail	Marketing	and Eliminations	Consolidated

Net sales (excluding intercompany marketing fees and sales)	$556.2	$428.9	$180.9	$0.1	$1,166.1
Intercompany marketing fees and sales	(3.4)	-	3.4	-	-
Operating costs and expenses:
Cost of goods sold	523.1	386.7	177.7	(2.8)	1,084.7
Operating expenses	22.1	32.3	0.2	0.1	54.7
Segment contribution margin	$7.6	$9.9	$6.4	$2.8	26.7
General and administrative expense					13.1
Depreciation and amortization					9.0
Operating income					$4.6

Total assets	$461.1	$523.2	$85.1	$221.3	$1,290.7

Capital spending (excluding business combinations)	$31.3	$4.3	$0.2	$-	$35.8

Delek US Holdings, Inc.
Statistical Data
(In millions, except share and per share data)

	Three Months Ended
Refining Segment	March 31,
	2009	2008
Days operated in period	-	91
Total sales volume (average barrels per day)	948	57,509
Products manufactured (average barrels per day):
Gasoline	-	31,322
Diesel/jet	-	21,305
Petrochemicals, LPG, NGLs	-	1,685
Other	-	2,529
Total production	-	56,841
Refinery throughput (average barrels per day):
Crude oil	-	52,984
Other feedstocks	-	5,099
Total refinery throughput	-	58,083
Per barrel of sales:
Refining operating margin	N/A	$5.66
Refining operating margin excluding intercompany marketing fees	N/A	6.31
Direct cash operating expenses	N/A	4.21
Pricing statistics (average for the period presented):
WTI — Cushing crude oil (per barrel)	$43.24	$97.74
U.S. Gulf Coast 5-3-2 crack spread (per barrel)	9.14	8.84
U.S. Gulf Coast unleaded gasoline (per gallon)	1.22	2.44
Low sulfur diesel (per gallon)	1.31	2.79
Ultra low sulfur diesel (per gallon)	1.33	2.81
Natural gas (per MMBTU)	4.58	8.58

Marketing Segment
	Three Months Ended
	March 31,
	2009	2008
Days operated in period	90	91
Total sales volume (average barrels per day)	13,342	17,258
Products sold (average barrels per day):
Gasoline	6,705	8,042
Diesel/jet	6,578	9,149
Other	59	67
Total sales	13,342	17,258
Direct operating expenses (per barrel of sales)	$0.14	$0.13

	Three Months Ended
Retail Segment	March 31,
	2009	2008 ((1))
Number of stores (end of period)	457	460
Average number of stores	457	460
Retail fuel sales (thousands of gallons)	99,979	102,417
Average retail gallons per average number of stores (in thousands)	219	223
Retail fuel margin ($ per gallon)	$0.110	$0.126
Merchandise sales (in millions)	$86.0	$90.1
Merchandise margin %	31.9%	32.2%
Credit expense (% of gross margin)	7.7%	10.0%
Merchandise and cash over/short (% of net sales)	0.3%	0.3%
Operating expenses/merchandise sales plus total gallons	16.4%	16.1%

(1) Retail operating results for the first quarter of 2008 have been restated to reflect the reclassification of Virginia stores to discontinued operations.

CONTACT:
Investor Relations Contact:
Delek US Holdings, Inc.
Noel Ryan, 615-435-1356 (Direct)
Director of Investor Relations
or
Israel Media Contact:
ARAD Communications
Gali Dahan / Merav Gasar, 001-972-3-7693333